                                                                    EXHIBIT 4(d)
================================================================================


                        PORTLAND GENERAL ELECTRIC COMPANY


                                       TO

                                  HSBC BANK USA
                         (FORMERLY MARINE MIDLAND BANK)
                       (FORMERLY THE MARINE MIDLAND TRUST
                              COMPANY OF NEW YORK)
                                                                        Trustee.


                            -----------------------

                             Supplemental Indenture
                      -------

                                     Dated
                                          ---------


                            -----------------------


                              First Mortgage Bonds,
                            Medium Term Note Series
                                                   --


                            -----------------------


            Supplemental to Indenture of Mortgage and Deed of Trust, dated July 1, 1945 of Portland General Electric Company.



================================================================================

         ______________SUPPLEMENTAL INDENTURE, dated_________________, 199_ made by and between Portland General Electric Company, an Oregon corporation (hereinafter called the "Company"), party of the first part, and HSBC Bank USA (formerly Marine Midland Bank) (formerly The Marine Midland Trust Company of New
York), a New York banking corporation and trust company (hereinafter called the "Trustee"), party of the second part.

         WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (herein sometimes referred to as the "Original Indenture"), dated July 1, 1945, to the Trustee to secure an issue of First Mortgage Bonds of the Company; and

         WHEREAS, Bonds in the aggregate principal amount of $34,000,000 have heretofore been issued under and in accordance with the terms of the Original Indenture as Bonds of an initial series designated "First Mortgage Bonds, 3 1/8% Series due 1975" (herein sometimes referred to as the "Bonds of the 1975 Series"); and

         WHEREAS, the Company has heretofore executed and delivered to the Trustee several supplemental indentures which provided, among other things, for the creation or issuance of several new series of First Mortgage Bonds under the terms of the Original Indenture as follows:



 SUPPLEMENTAL INDENTURE             DATED               SERIES DESIGNATION                   PRINCIPAL AMOUNT
-----------------------            -------        -----------------------------              ----------------
First                              11-1-47        3-1/2% Series due 1977                      $  6,000,000 (1)
Second                             11-1-48        3-1/2% Series due 1977                         4,000,000 (1)
Third                              5-1-52         3-1/2% Second Series due 1977                  4,000,000 (1)
Fourth                             11-1-53        4-1/8% Series due 1983                         8,000,000 (2)
Fifth                              11-1-54        3-3/8% Series due 1984                        12,000,000 (1)
Sixth                              9-1-56         4-1/4% Series due 1986                        16,000,000 (1)
Seventh                            6-1-57         4-7/8% Series due 1987                        10,000,000 (1)
Eighth                             12-1-57        5-1/2% Series due 1987                        15,000,000 (3)
Ninth                              6-1-60         5-1/4% Series due 1990                        15,000,000 (1)
Tenth                              11-1-61        5-1/8% Series due 1991                        12,000,000 (1)
Eleventh                           2-1-63         4-5/8% Series due 1993                        15,000,000 (1)
Twelfth                            6-1-63         4-3/4% Series due 1993                        18,000,000 (1)
Thirteenth                         4-1-64         4-3/4% Series due 1994                        18,000,000 (1)
Fourteenth                         3-1-65         4.70% Series due 1995                         14,000,000 (1)
Fifteenth                          6-1-66         5-7/8% Series due 1996                        12,000,000 (1)
Sixteenth                          10-1-67        6.60% Series due October 1, 1997              24,000,000 (1)
Seventeenth                        4-1-70         8-3/4% Series due April 1, 1977               20,000,000 (1)
Eighteenth                         11-1-70        9-7/8% Series due November 1, 2000            20,000,000 (4)
Nineteenth                         11-1-71        8% Series due November 1, 2001                20,000,000 (4)
Twentieth                          11-1-72        7-3/4% Series due November 1, 2002            20,000,000
Twenty-first                       4-1-73         7.95% Series due April 1, 2003                35,000,000
Twenty-second                      10-1-73        8-3/4% Series due October 1, 2003             17,000,000 (4)
Twenty-third                       12-1-74        10-1/2% Series due December 1, 1980           40,000,000 (1)
Twenty-fourth                      4-1-75         10% Series due April 1, 1982                  40,000,000 (1)
Twenty-fifth                       6-1-75         9-7/8% Series due June 1, 1985                27,000,000 (1)

 SUPPLEMENTAL INDENTURE             DATED               SERIES DESIGNATION                   PRINCIPAL AMOUNT
-----------------------            -------        -----------------------------              ----------------
Twenty-sixth                       12-1-75        11-5/8% Series due December 1, 2005          50,000,000 (4)
Twenty-seventh                     4-1-76         9-1/2% Series due April 1, 2006              50,000,000 (4)
Twenty-eighth                      9-1-76         9-3/4% Series due September 1, 1996          62,500,000 (4)

Twenty-ninth                       6-1-88         8-3/4% Series due June 1, 2007               50,000,000 (4)
Thirtieth                          10-1-78        9.40% Series due January 1, 1999             25,000,000 (4)
Thirty-first                       11-1-78        9.80% Series due November 1, 1998            50,000,000 (4)

Thirty-second                      2-1-80         13-1/4% Series due February 1, 2000          55,000,000 (4)
Thirty-third                       8-1-80         13-7/8% Series due August 1, 2010            75,000,000 (4)
Thirty-sixth                       10-1-82        13-1/2% Series due October 1, 2012           75,000,000 (4)
Thirty-seventh                     11-15-84       11-5/8% Extendable Series A due              75,000,000 (4)
                                                           November 15, 1999
Thirty-eighth                      6-1-85         10-3/4% Series due June 1, 1995              60,000,000 (4)
Thirty-ninth                       3-1-86         9-5/8% Series due March 1, 2016             100,000,000 (4)
Fortieth                           10-1-90        Medium Term Note Series                     200,000,000
Forty-first                        12-1-91        Medium Term Note Series I                   150,000,000
Forty-second                       4-1-93         7-3/4% Series due April 15, 2023            150,000,000
Forty-third                        7-1-93         Medium Term Notes Series II                  75,000,000
Forty-fourth                       8-1-94         Medium Term Notes Series III                 75,000,000
Forty-fifth                        5-1-95         Medium Term Notes Series IV                  75,000,000
Forty-sixth                        8-1-96         Medium Term Notes Series V                   50,000,000

(1)      Paid in full at maturity.

(2) This entire issue of Bonds was redeemed out of proceeds from the sale of First Mortgage Bonds, 3-3/8% Series due 1984.

(3) This entire issue of Bonds was redeemed out of proceeds from the sale of First Mortgage Bonds, 4-5/8% Series due 1993.

(4)      Redeemed in full prior to maturity.

which bonds are sometimes referred to herein as the "Bonds of the 1977 Series", "Bonds of the 1977 Second Series", "Bonds of the 1983 Series", "Bonds of the 1984 Series", "Bonds of the 1986 Series", "Bonds of the 47/8% Series due 1987", "Bonds of the 5 1/2% Series due 1987", "Bonds of the 1990 Series", "Bonds of the 1991 Series", "Bonds of the 45/8% Series due 1993", "Bonds of the 4 3/4% Series due 1993", "Bonds of the 1994 Series", "Bonds of the 1995 Series", "Bonds of the 1996 Series", "Bonds of the 1997 Series", "Bonds of the 1977 Third Series", "Bonds of the 2000 Series", "Bonds of the 2001 Series", "Bonds of the 2002 Series", "Bonds of the 2003 Series", "Bonds of the 2003 Second Series", "Bonds of the 1980 Series", "Bonds of the 1982 Series", "Bonds of the 1985 Series", "Bonds of the 2005 Series", "Bonds of the 2006 Series", "Bonds of the 1996 Second Series", "Bonds of the 2007 Series", "Bonds of the 1999 Series", "Bonds of the 1998 Series", "Bonds of the 2000 Second Series", "Bonds of the 2010 Series", "Bonds of the 2012 Series", "Bonds of the Extendable Series A", "Bonds of the 1995 Second Series", "Bonds of the 2016 Series", "Bonds of the Medium Term Note Series", "Bonds of the Medium Term Note Series I", "Bonds of the 2023 Series", "Bonds of the Medium Term Note Series II", "Bonds of the Medium Term Note Series III", "Bonds of the Medium Term Note Series IV", and "Bonds of the Medium Term Note Series V," respectively; and

         WHEREAS, the Original Indenture provides that the Company and the Trustee, subject to the conditions and restrictions in the Original Indenture contained, may enter into an indenture or indentures supplemental thereto, which shall thereafter form a part of said Original Indenture, among other things, to mortgage, pledge, convey, transfer or assign to the Trustee and to subject to the lien of the Original Indenture with the same force and effect as though included in the granting clauses thereof, additional properties acquired by the Company after the execution and delivery of the Original Indenture, and to provide for the creation of any series of Bonds (other than the Bonds of the 1975 Series), designating the series to be created and specifying the form and provisions of the Bonds of such series as therein provided or permitted, and to provide a sinking, amortization, replacement or other analogous fund for the benefit of all or any of the Bonds of any one or more series, of such character and of such amount, and upon such terms and conditions as shall be contained in such supplemental indenture; and

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the Fortieth Supplemental Indenture and the Forty-first Supplemental Indenture amending in certain respects the Original Indenture, as theretofore supplemented (such Original Indenture as so amended is hereinafter referred to as the "Original Indenture"); and

         WHEREAS, the Company desires to provide for the creation of a new series of bonds to be known as "First Mortgage Bonds, Medium Term Note Series __" (sometimes herein referred to as the "Bonds of the Medium Term Note Series
__"), and to specify the form and provisions of the Bonds of such series, and to mortgage, pledge, convey, transfer or assign to the Trustee and to subject to the lien of the Original Indenture certain additional properties acquired by the Company since the execution and delivery of the Original Indenture; and

         WHEREAS, the Company intends at this time and from time to time to issue an aggregate principal amount of Bonds of the Medium Term Note Series__ not to exceed $___ under and in accordance with the terms of the Original Indenture and the supplemental indentures above referred to; and

         WHEREAS, the Bonds of the Medium Term Note Series __ and the Trustee's authentication certificate to be executed on the Bonds of the Medium Term Note Series __ are to be substantially in the following forms, respectively:

                (Form of Bond of the Medium Term Note Series __)
                                 [Face of Bond]

         [THIS BOND IS A BOOK-ENTRY GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS BOND IS EXCHANGEABLE FOR BONDS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED BELOW, AND NO TRANSFER OF THIS BOND (OTHER THAN A TRANSFER OF THIS BOND AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE OF THE DEPOSITORY TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

Registered                                                            Registered
No.                                                                   $
                        PORTLAND GENERAL ELECTRIC COMPANY
                  FIRST MORTGAGE BOND, MEDIUM TERM NOTE SERIES
                                  [Fixed Rate](2)

ORIGINAL ISSUE DATE:      [INITIAL INTEREST                MATURITY DATE:
                           RATE:                 %](3)

INTEREST PAYMENT          INTEREST PAYMENT                 INITIAL REGULAR
DATES:                    PERIOD:
                          REDEMPTION DATE:

INITIAL REGULAR           ANNUAL REGULAR                   OPTIONAL REPAYMENT
REDEMPTION PERCENTAGE:    REDEMPTION PERCENTAGE            DATE(S):
                          REDUCTION:

[BASE RATE:](2)           [INTEREST RESET
                           PERIOD:            ](2)

[SPREAD MULTIPLIER:](2)   [MAXIMUM INTEREST                [INTEREST RESET
                           RATE:             %](2)            DATES:           ](2)

[SPREAD:](2)              [MINIMUM INTEREST                [INDEX MATURITY:](2)
                           RATE:             %](2)

         Portland General Electric Company, an Oregon corporation (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to [Cede & Co.,]1 [____________,](3) or registered assigns, _______________________
__________ Dollars on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date), and to pay interest thereon [at the Interest Rate per annum](2) specified above, [until the principal hereof is paid or duly made available for payment, monthly, quarterly, semiannually or annually, as specified above as the Interest Payment Period, and on the Interest Payment Dates specified above, in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular Record Date, as defined below, and the next succeeding Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, to the registered holder of this bond on the Regular Record Date with respect to such Interest Payment Date, and on the Maturity Date shown above (or any Redemption Date as described on the reverse hereof or any Optional Repayment Date specified above).](2) Interest on this bond will accrue from [the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, until the principal hereof has been paid or duly made available for payment.](2) If the Maturity Date (or any Redemption Date or any Optional Repayment Date) or an Interest Payment Date falls on a day which is not a Business Day as defined below, principal or interest payable with respect to such Maturity Date (or Redemption Date or Optional Repayment Date) or Interest Payment Date will be paid [on the next succeeding Business Day](2) with the same force and effect as if made on such Maturity Date (or Redemption Date or Optional Repayment Date) or Interest Payment Date, as the case may be, and no interest shall accrue for the period from and after such Maturity Date (or Redemption Date or Optional Repayment Date) or Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date (the "Regular Record Date"); provided, however, that interest payable on the Maturity Date (or any Redemption Date or any Optional Repayment Date) will be payable to the person to whom the principal hereof shall be payable. Should the Company default in the payment of interest ("Defaulted Interest"), the Defaulted Interest shall be paid to the person in whose name this bond (or one or more predecessor bonds) is registered on a subsequent record date fixed by the Company, which subsequent record date shall be fifteen (15) days prior to the payment of such Defaulted Interest. As used herein, "Business Day" means any day, other than a Saturday or Sunday, [on which banks in The City of New York are not required or authorized by law to close.](2)

         Payment of the principal of and interest on this bond will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any Interest Payment Date other than the Maturity Date (or any Redemption Date or any Optional Repayment Date) may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the bond register of the Company. A person holding $10,000,000 or more in aggregate principal amount of bonds having the same Interest Payment Date (whether having identical or different terms and provisions) will be entitled to receive payments of interest by wire transfer of immediately available funds if appropriate written wire transfer instructions have been received by the Trustee not less than sixteen days prior to the applicable Interest Payment Date.

         Reference is hereby made to the further provisions of this bond set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

         IN WITNESS WHEREOF, PORTLAND GENERAL ELECTRIC COMPANY has caused this instrument to be executed manually or in facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be imprinted hereon.


Dated
      ----------
                                        PORTLAND GENERAL ELECTRIC COMPANY,


                                        By:
                                           --------------------------------
                                           [Title]


Attest:
       -----------------------------
                     Secretary.


                  (Form of Trustee's Authentication Certificate
                   for Bonds of the Medium Term Note Series )

         This is one of the bonds, of the series designated herein, described in the within-mentioned Indenture.

                                        HSBC BANK USA, AS TRUSTEE,


                                        By:
                                           --------------------------------
                                        Authorized Officer

                                [Reverse of Bond]

         This bond is one of the bonds, of a series designated as Medium Term Note Series of an authorized issue of bonds of the Company, known as First Mortgage Bonds, not limited as to maximum aggregate principal amount, all issued or issuable in one or more series under and equally secured (except insofar as any sinking fund, replacement fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage and Deed of Trust dated July 1, 1945, duly executed and delivered by the Company to The Marine Midland Trust Company of New York (now Marine Midland Bank), as Trustee, as supplemented and modified by ______ supplemental indentures (such Indenture of Mortgage and Deed of Trust as so supplemented and modified being hereinafter called the "Indenture"), to which Indenture and all indentures supplemental thereto, reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

         [This bond will not be subject to any sinking fund.]4

         This bond may be subject to repayment at the option of the holder on the Optional Repayment Date(s), if any, indicated on the face hereof. If no Optional Repayment Dates are set forth on the face hereof, this bond may not be so repaid at the option of the holder hereof prior to maturity. On any Optional Repayment Date this bond shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $100,000) at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this bond to be repaid in whole or in part at the option of the holder hereof, this bond must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at 140 Broadway, New York, New York 10015-1180, or such address which the Company shall from time to time notify the holders of the bonds, not more than 60 nor less than 20 days prior to an Optional Repayment Date. Exercise of such repayment option by the holder hereof shall be irrevocable.

         This bond may be redeemed by the Company on any date on and after the Initial Regular Redemption Date, if any, indicated on the face hereof. If no Initial Regular Redemption Date is set forth on the face hereof, this bond may not be redeemed prior to maturity, except as provided in the second succeeding paragraph. On and after the Initial Regular Redemption Date, if any, this bond may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $100,000) at the option of the Company at the applicable Regular Redemption Price (as defined below) together with interest thereon payable to the date of such redemption, on notice given not more than 90 nor less than 30 days prior to such date. Any date on which Bonds are to be redeemed is herein called a "Redemption Date".

         The "Regular Redemption Price" shall initially be the Initial Regular Redemption Percentage, shown on the face hereof, of the principal amount of this bond to be redeemed and shall decline at each anniversary of the Initial Regular Redemption Date, shown on the face hereof, by the Annual

Regular Redemption Percentage Reduction, if any, shown on the face hereof, of the principal amount to be redeemed until the Regular Redemption Price is 100% of such principal amount.

         The Bonds may be redeemed prior to maturity as a whole at any time or in part from time to time (in increments as specified in the second preceding paragraph) in the instances provided in the Indenture by the application of proceeds of the sale or disposition substantially as an entirety of the Company's electric properties at Portland, Oregon, upon payment of the principal amount thereof, together with interest accrued to the date of such redemption, on notice given as provided in such second preceding paragraph.

         [Interest payments on this bond will include interest accrued to but excluding the Interest Payment Date or the Maturity Date, as the case may be. Interest payments for this bond will be computed and paid on the basis of a 360-day year of twelve 30-day months.]2

         If this bond or any portion thereof ($1,000 or an integral multiple thereof) is duly called for redemption and payment duly provided for as specified in the Indenture, this bond or such portion thereof shall cease to be entitled to the lien of the Indenture from and after the date payment is so provided for and shall cease to bear interest from and after the redemption date fixed for such redemption.

         In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made only upon surrender of this bond in exchange for a bond or bonds (but only of authorized denominations) for the unredeemed balance of the principal amount of this bond.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty percent in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the written approval or consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications or alterations may be made as aforesaid.

         This bond is transferable by the registered owner hereof in person or by his attorney duly authorized in writing, at the corporate trust office of the Trustee in the Borough of Manhattan, City and State of New York, upon surrender of this bond for cancellation and upon payment of any taxes or other governmental charges payable upon such transfer, and thereupon a new registered bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee or transferees in exchange therefor.

         The Company, the Trustee and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payments of or an account of the principal hereof and interest due hereon, and for all other purposes, whether or not this bond shall be overdue, and neither the Company, the Trustee nor any paying agent shall be affected by any notice to the contrary.

         Bonds of this series are issuable only in fully registered form without coupons in denominations of $1,000 or integral multiples thereof. The registered owner of this bond at his option may surrender the same for cancellation at said office of the Trustee and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series and with the same terms and provisions, including the same issue date, maturity date, and redemption provisions, if any, and which bear interest at the same rate, but of other authorized denominations, upon payment of any taxes or other governmental charges payable upon such exchange and subject to the terms and conditions set forth in the Indenture.

         If an event of default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in the cases, to the extent and as provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

         No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

         The Indenture provides that this bond shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this bond (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at
                                          --------------------------------------

--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)

         For this bond to be repaid, the Trustee must receive at 140 Broadway, New York, New York 10015-1180, or at such other place or places of which the Company shall from time to time notify the holder of this bond, not more than 60 nor less than 20 days prior to an Optional Repayment Date, if any, shown on the face of this bond, this bond with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this bond is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the holder elects to have repaid and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000) of the bonds to be issued to the holder for the portion of this bond not being repaid (in the absence of any such specification, one such bond will be issued for the portion not being repaid).

$
 ---------------                -------------------------------
                                NOTICE: The signature on this Option to
Date                            Elect Repayment must correspond with the name as
    -------------               written upon the face of this bond in every
                                particular, without alteration or enlargement or any change whatever.

             (End of Form of Bond of the Medium Term Note Series __)

and

         WHEREAS, all acts and proceedings required by law and by the charter or articles of incorporation and bylaws of the Company necessary to make the Bonds of the Medium Term Note Series to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute this Supplemental Indenture a valid and binding instrument, have been done and taken; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, that, in order to secure the payment of the principal of, premium, if any, and interest on all Bonds at any time issued and outstanding under the Original Indenture as supplemented and modified by the ____________ supplemental indentures hereinbefore described and as supplemented and modified by this Supplemental Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions therein and herein contained, and for the purpose of confirming and perfecting the lien of the Original Indenture on the properties of the Company hereinafter described, or referred to, and for and in consideration of the premises and of the mutual covenants herein contained, and acceptance of the Bonds of the Medium Term Note Series by the holders thereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Supplemental Indenture and by these presents does grant, bargain, sell, warrant, alien, convey, assign, transfer, mortgage, pledge, hypothecate, set over and confirm unto the Trustee the following property, rights, privileges and franchises (in addition to all other property, rights, privileges and franchises heretofore subjected to the lien of the Original Indenture as supplemented by the ___________ supplemental indentures hereinbefore described and not heretofore released from the lien thereof), to wit:

                                    CLAUSE I

         Without in any way limiting anything hereinafter described, all and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights-of-way, easements, servitudes, permits and licenses, lands under water, riparian rights, franchises, privileges, electric generating plants, electric transmission and distribution systems, and all apparatus and equipment appertaining thereto, offices, buildings, warehouses, garages, and other structures, tracks, machine shops, materials and supplies and all property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems or otherwise, which have been acquired by the Company since the execution and delivery of the Original Indenture and not heretofore included in any indenture supplemental thereto, and now owned or which may hereafter be acquired by the Company (other than excepted property as defined in the Original Indenture).

                                    CLAUSE II

         All corporate, Federal, State, municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, grants, privileges and immunities of every kind and description, owned, held, possessed or enjoyed by the Company (other than excepted property as defined in the Original Indenture) and all renewals, extensions, enlargements and modifications of any of them, which have been acquired by the Company since the execution and the delivery of the Original Indenture and not heretofore included in any indenture supplemental thereto, and now owned or which may hereafter be acquired by the Company.

                                   CLAUSE III

         Together with all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, rights, privileges, licenses and franchises and all other appurtenances whatsoever belonging or in any wise pertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, and the reversion and reversions, remainder and remainders, and the rents, revenues, issues, earnings, income, products and profits thereof, and every part and parcel thereof, and all the estate, right, title, interest, property, claim and demand of every nature whatsoever of the Company at law, in equity or otherwise howsoever, in, of and to such property and every part and parcel thereof.

         TO HAVE AND TO HOLD all of said property, real, personal and mixed, and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors and assigns, forever:

         SUBJECT, HOWEVER, to the exceptions, reservations, restrictions, conditions, limitations, covenants and matters contained in all deeds and other instruments whereunder the Company has acquired any of the property now owned by it, and to permitted encumbrances as defined in Subsection B of Section 1.11 of the Original Indenture;

         BUT IN TRUST NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons authenticated and delivered under the Original Indenture and the ___________ supplemental indentures hereinbefore described or this Supplemental Indenture, and duly issued by the Company, without any discrimination, preference or priority of any one bond or coupon over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 11.28 of the Original Indenture, so that, subject to said Section 11.28, each and all of said Bonds and coupons shall have the same right, lien and privilege under the Original Indenture and the ___________ supplemental indentures hereinbefore described, or this Supplemental Indenture, and shall be equally secured thereby and hereby and shall have the same proportionate interest and share in the trust estate, with the same effect as if all of the Bonds and coupons had been issued, sold and negotiated simultaneously on the date of delivery of the Original Indenture;

         AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions in the Original Indenture and the ___________ supplemental indentures hereinbefore described and herein set forth and declared.

                                  ARTICLE ONE.

                    BONDS OF THE MEDIUM TERM NOTE SERIES AND
                      CERTAIN PROVISIONS RELATING THERETO.

         SECTION 1.01. Certain Terms of Bonds of the Medium Term Note Series
     . The aggregate principal amount of the Bonds of the Medium Term Note Series shall be limited to $ , excluding, however, any Bonds of the Medium Term Note Series which may be executed, authenticated and delivered in exchange for or in lieu of or in substitution for other Bonds of such Series pursuant to the provisions of the Original Indenture or of this Supplemental Indenture.

         The definitive Bonds of the Medium Term Note Series     shall be
issuable only in fully registered form without coupons in the denomination of $1,000, or any amount in excess thereof that is an integral multiple of $1,000. Notwithstanding the provisions of Section 2.05 of the Original Indenture, each Bond of the Medium Term Note Series shall be dated as of the date of its authentication, and shall mature on such date not less than nine months nor more than thirty years from such date, shall bear interest from such date, shall bear interest at such rate or rates, which may be fixed or variable, and have such other terms and conditions not inconsistent with the Original Indenture as the Board of Directors of the Company, or any officer of the Company acting pursuant to authority granted by the Board of Directors may determine (the execution of any bond of the Medium Term Note Series by any authorized officer of the Company being, with regard to any holder of such bond, conclusive evidence of such approval). Interest on Bonds of the Medium Term Note Series shall be payable on the dates established on the date of first authentication of such Bond ("Original Issue Date"). The person in whose name any Bond of the Medium Term Note Series is registered at the close of business on the applicable record date with respect to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to such record date and prior to such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on a subsequent record date fixed by the Company, which subsequent record date shall be fifteen (15) days prior to the payment of such defaulted interest. Such interest payments shall be made in such manner and in such places as provided on the Form of Bonds of the Medium Term Note Series set forth in this Supplemental Indenture. The principal of the Bonds of the Medium Term Note Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in the Borough of Manhattan, City and State of New York, and interest and premium, if any, on such Bonds shall be payable in like coin or currency at said office or agency.

         The definitive Bonds of the Medium Term Note Series may be issued in the form of Bonds, engraved, printed or lithographed on steel engraved borders.

         Upon compliance with the provisions of Section 2.06 of the Original Indenture and as provided in this Supplemental Indenture, and upon payment of any taxes or other governmental charges payable upon such exchange, Bonds of the Medium Term Note Series may be exchanged for a new Bond or Bonds of different authorized denominations of like aggregate principal amount.

         The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the Medium Term Note Series .

         Notwithstanding the provisions of Section 2.11 of the Original Indenture, no service charge shall be made for any exchange or transfer of Bonds
of the Medium Term Note Series      , but the Company at its option may require
payment of a sum sufficient to cover any tax or other governmental charge incident thereto.

         SECTION 1.02. Redemption Provisions for Bonds of the Medium Term Note Series . The Bonds of the Medium Term Note Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time, including by operation of a sinking fund, as the Board of Directors of the Company, or any officer of the Company acting pursuant to authority granted by the Board of Directors may determine, and as set forth on the Form of Bonds of the Medium Term Note Series set forth in this Supplemental Indenture.

         The Bonds of the Medium Term Note Series which are redeemable on the payment of a Regular Redemption Price as provided for in this Section 1.02 may be redeemed at such Regular Redemption Price through the application of cash deposited with the Trustee pursuant to Section 6.04 of the Original Indenture upon the taking, purchase or sale of any property subject to the lien hereof or thereof in the manner set forth in said Section.

         The Bonds of the Medium Term Note Series      are also subject to
redemption through the application of proceeds of the sale or disposition substantially as an entirety of the Company's electric properties at Portland, Oregon, which proceeds are required by the provisions of Section 7.01 of the Original Indenture to be applied to the retirement of Bonds, upon payment of the principal amount thereof together with interest thereon payable to the date of redemption.

         SECTION 1.03. Notwithstanding the provisions of Section 4.07 of the Original Indenture, the provisions of Sections 4.04, 4.05, and 4.06 of the Original Indenture shall remain in full force and effect and shall be performed by the Company so long as any Bonds of the Medium Term Note Series __ remain outstanding. The Bonds of the Medium Term Note Series __ which are redeemable on the payment of a Regular Redemption Price as provided for in Section 1.02 of this Supplemental Indenture may be redeemed at such Regular Redemption Price with moneys remaining in the replacement fund provided for in said Section 4.04 of the Original Indenture.

         SECTION 1.04. The requirements which are stated in the next to the last paragraph of Section 1.13 and in Clause (9) of Paragraph A of Section 3.01 of the Original Indenture to be applicable so long as any of the Bonds of the 1975 Series are outstanding shall remain applicable so long as any of the Bonds of the Medium Term Note Series __ are outstanding.

         SECTION 1.05. Notwithstanding the provisions of Section 2.06 or Section
2.10 of the Original Indenture, the Company shall not be required (i) to issue, register, discharge from registration, exchange or transfer any Bond of the Medium Term Note Series __ for a period of fifteen (15) days next preceding any selection by the Trustee of Bonds of the Medium Term Note Series __ to be redeemed or (ii) to register, discharge from registration, exchange or transfer any Bond of the Medium Term Note Series __ so selected for redemption in its entirety or (iii) to exchange or transfer any portion of a Bond of the Medium Term Note Series __ which portion has been so selected for redemption.

         SECTION 1.06. So long as any Bonds of the Medium Term Note Series __ remain outstanding, all references to the minimum provision for depreciation in the form of certificate of available additions set forth in Section 3.03 of the Original Indenture shall be included in any certificate of available additions filed with the Trustee, but whenever Bonds of the Medium Term Note Series __ shall no longer be outstanding, all references to such minimum provisions for depreciation may be omitted from any such certificate.
         SECTION 1.07. I. Each holder of any Bond of the Medium Term Note Series by acceptance of such Bond shall thereby consent that, at any time after the requisite consents, if any, of the holders of Bonds of other Series __ shall have been given as hereinafter provided, Subsections A and G of Section 1.10 of the Original Indenture be amended so as to read as follows:

                  "A. The term 'bondable public utility property' shall mean and comprise any tangible property now owned or hereafter acquired by the Company and subjected to the lien of this Indenture, which is located in the States of Oregon, Washington, California, Arizona, New Mexico, Idaho, Montana, Wyoming, Utah and Nevada and is used or is useful to it in the business of furnishing or distributing electricity for heat, light or power or other use, or supplying hot water or steam for heat or power or steam for other purposes, including, without limiting the generality of the foregoing, all properties necessary or appropriate for purchasing, generating, manufacturing, producing, transmitting, supplying, distributing and/or disposing of electricity, hot water or steam; provided, however, that the term 'bondable public utility property' shall not be deemed to include any nonbondable property, as defined in Subsection B of this Section 1.10, or any excepted property."

                  "G. The term 'minimum provision for depreciation' for the period from March 31, 1945 through December 31, 1966, as applied to bondable public utility property, whether or not subject to a prior lien, shall mean $35,023,487.50.

                  "The term 'minimum provision for depreciation' for any calendar year subsequent to December 31, 1966, as applied to bondable public utility property, shall mean the greater of (i) an amount equal to 2% of depreciable bondable public utility property, as shown by the books of the Company as of January 1 of such year, with respect to which the Company was as of that date required, in accordance with sound accounting practice, to make appropriations to a reserve or reserves for depreciation or obsolescence, or (ii) the amount actually appropriated by the Company on its books of account to a reserve or reserves for depreciation or obsolescence in respect of depreciable bondable public utility property for such calendar year, in either case less an amount equal to the aggregate of (a) the amount of any property additions which during such calendar year were included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit pursuant to the provisions of a sinking fund for Bonds of any series, and (b) 166 2/3% of the principal amount of Bonds of any series which shall have been delivered to the Trustee as a credit, or which the Company shall have elected to apply as a credit, against any sinking fund payment due during such calendar year for Bonds of any series, or which shall have been redeemed in anticipation of, or out of moneys paid to the Trustee on account of, any sinking fund payment due during such calendar year for Bonds of any series. Bonds delivered to the Trustee as, or applied as, a credit against any sinking fund payment and Bonds redeemed in anticipation of any sinking fund payment, regardless of the time when they were actually delivered, applied or redeemed, for purposes of the preceding sentence shall be deemed to have been delivered, applied or redeemed, as the case may be, on the sinking fund payment date when such sinking fund payment was due. Bonds redeemed out of moneys paid to the Trustee on account of any sinking fund payment shall, regardless of the date when they were redeemed, for purposes of the second preceding sentence, be deemed to have been redeemed on the later of (i) the date on which such moneys were paid to the Trustee or (ii) the sinking fund payment date when such sinking fund payment was due.

                  "The minimum provision for depreciation for any calendar year subsequent to December 31, 1966, as applied to bondable public utility property not subject to a prior lien, shall be determined as set forth in the paragraph immediately preceding, except that all references therein to 'depreciable bondable public utility property' shall be deemed to be 'depreciable bondable public utility property not subject to a prior lien'.

                  "The minimum provision for depreciation as applied to bondable public utility property and the minimum provision for depreciation as applied to bondable public utility property not subject to a prior lien for any period commencing subsequent to December 31, 1966 which is of twelve whole calendar months' duration but is other than a calendar year or which is of less than twelve whole calendar months' duration shall be determined by multiplying the number of whole calendar months in such period by one-twelfth of the corresponding minimum provision for depreciation for the most recent calendar year completed prior to the end of such period, and fractions of a calendar month shall be disregarded.

                  "The aggregate amount of the minimum provision for depreciation as applied to bondable public utility property and the aggregate amount of the minimum provision for depreciation as applied to bondable public utility property not subject to a prior lien from March 31, 1945 to any date shall be the sum of the corresponding minimum provision for depreciation for each completed calendar year between December 31, 1966 and such date, plus the corresponding minimum provision for depreciation for the period, if any, from the end of the most recent such completed calendar year to such date, in each case determined as set forth above, plus $35,023,487.50.

                  "All Bonds credited against any sinking fund payment due subsequent to December 31, 1966 for Bonds of any series and (except as provided in Section 9.04 with respect to Bonds on which a notation of partial payment shall be made) all Bonds redeemed in anticipation of or out of moneys paid to the Trustee as a part of any sinking fund payment due subsequent to December 31, 1966 for Bonds of any series, shall be canceled and no such Bonds, nor any property additions which, subsequent to December 31, 1966, shall have been included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit pursuant to the provisions of a sinking fund for Bonds of any series, shall be made the basis of the authentication and delivery of Bonds or of any other further action or credit hereunder."

         II. Each holder of any Bond of the Medium Term Note Series      , by
acceptance of such Bond shall thereby consent that, at any time after the requisite consents, if any, of the holders of Bonds of other series shall have been given as hereinafter provided:

                  (1) Subsection A of Section 1.10 of the Original Indenture, as the same may be amended as hereinabove in this Section 1.07 provided, be further amended by replacing the word "and" between the words "Utah" and "Nevada" with a comma and by adding after the word "Nevada" the words "and Alaska";

                  (2) Subsection G of Section 1.10 of the Original Indenture, as the same may be amended as hereinabove in this Section 1.07 provided, be further amended by amending the second paragraph thereof to read as follows:

                           "The term 'minimum provision for depreciation' for
                  any calendar year subsequent to December 31, 1966, as applied to bondable public utility property, shall mean the greater of
                  (i) an amount equal to 2% of depreciable bondable public utility property, as shown by the books of the Company as of January 1 of such year, with respect to which the Company was as of that date required, in accordance with sound accounting practice, to make appropriations to a reserve or reserves for depreciation or obsolescence, or (ii) the amount actually appropriated by the Company on its books of account to a reserve or reserves for depreciation or obsolescence in respect of depreciable bondable public utility property for such calendar year, in either case less an amount equal to the aggregate of (a) the amount of any property additions which during such calendar year were included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit pursuant to the provisions of a sinking fund for Bonds of any series and which as a result of having been so included have been deemed, either without time limit or only so long as any Bonds of such series are outstanding, to have been 'included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit' and to have been 'made the basis for action or credit hereunder' as such term is defined in Subsection H of
                  Section 1.10 of the Original Indenture, and (b) 166 2/3% of the principal amount of Bonds of any series which shall have been delivered to the Trustee as a credit, or which the Company shall have elected to apply as a credit, against any sinking fund payment due during such calendar year for Bonds of any series, or which shall have been redeemed in anticipation of, or out of moneys paid to the Trustee on account of, any sinking fund payment due during such calendar year for Bonds of any series and which as a result of having been so made the basis of a credit upon a sinking fund payment and/or so redeemed by operation of a sinking fund shall have been disqualified, either without time limit or only so long as any Bonds of such series are outstanding, from being made the basis of the authentication and delivery of Bonds or of any other further action or credit under the Original Indenture or any supplemental indenture. Bonds delivered to the Trustee as, or applied as, a credit against any sinking fund payment and Bonds redeemed in anticipation of any sinking fund payment, regardless of the time when they were actually delivered, applied or redeemed, for purposes of the preceding sentence shall be deemed to have been delivered, applied or redeemed, as the case may be, on the sinking fund payment date when such sinking fund payment was due. Bonds redeemed out of moneys paid to the Trustee on account of any sinking fund payment shall, regardless of the date when they were redeemed, for purposes of the second preceding sentence, be deemed to have been redeemed on the later of (i) the date on which such moneys were paid to the Trustee or (ii) the sinking fund payment date when such sinking fund payment was due."

                  (3) Subsection G of Section 1.10 of the Original Indenture, as the same may be amended as hereinabove in this Section 1.07 provided, be further amended by deleting therefrom the last two paragraphs thereof and inserting therein a new last paragraph to read as follows:

                           "The aggregate amount of the minimum provision for
                  depreciation as applied to bondable public utility property and the aggregate amount of the minimum provision for depreciation as applied to bondable public utility property not subject to a prior lien from March 31, 1945 to any date shall be the sum of the corresponding minimum provision for depreciation for each completed calendar year between December 31, 1966 and such date, plus (1) the corresponding minimum provision for depreciation for the period, if any, from the end of the most recent such completed calendar year to such date, in each case determined as set forth above, plus (2) $35,023,487.50, plus (3) an amount equal to the aggregate of
                  (a) the amount of any property additions which, between December 31, 1966 and such date, became property additions of the character described in clause (a) of the second paragraph of this Subsection G and which, thereafter, also between December 31, 1966 and such date, became 'available additions' as a result of the fact that all Bonds of such series ceased to be outstanding, and (b) 166 2/3% of the principal amount of Bonds of any series which, between December 31, 1966 and such date, become Bonds of the character described in clause (b) of the second paragraph of this Subsection G and which, thereafter, also between December 31, 1966 and such date, became 'available Bond retirements' as a result of the fact that all Bonds of such series ceased to be outstanding."

         III. Each holder of any Bond of the Medium Term Note Series __ , by acceptance of such Bond shall thereby consent that, at any time after the requisite consents, if any, of the holders of Bonds of other series shall have been given as hereinafter provided:

                  (1) the subparagraph numbered (3) of the third paragraph of
         Section 1.03 of each of the Sixteenth and the Eighteenth through the Twenty-first Supplemental Indentures and the third paragraph of Section
         1.03 of the Twenty-second Supplemental Indenture be amended by inserting before the words "any available additions thus shown as a credit" the phrase "provided, however, that so long as any Bonds of the ___________ Series are outstanding" and inserting in the blank space of such phrase the applicable designation of the series of Bonds created by such supplemental indenture;

                  (2)(i) the fifth paragraph of Section 1.03 of the Ninth through the Sixteenth Supplemental Indentures and the Eighteenth through the Twenty-second Supplemental Indentures, which begins with the words "All Bonds made the basis of a credit upon any sinking fund payment for Bonds", (ii) Section 1.03 of the Seventeenth, Twenty third and Twenty-fourth Supplemental Indentures, (iii) the last sentence of the fourth paragraph of Section 1.03 of the First, Third, Fifth, Sixth and Seventh Supplemental Indentures, which begins with the words "All Bonds delivered to the Trustee as part of or to anticipate any sinking fund payment" and (iv) the last sentence of the fourth paragraph of
         Section 4.03 of the Original Indenture, which begins with the words "All Bonds delivered to the Trustee as part of or to anticipate any sinking fund payment", each be amended so as to read as follows:

                           "All Bonds made the basis of a credit upon any
                  sinking fund payment, and/or (except with respect to Bonds on which a notation of partial payment shall be made as permitted by any provision of the Original Indenture, of any supplemental indenture or of any agreement entered into as permitted by the Original Indenture or by any supplemental indenture) redeemed (whether on any sinking fund payment date or in anticipation of any such sinking fund payment) by operation of the sinking fund, for Bonds of the 1975 Series, or for Bonds of the 1977 Series, or for Bonds of the 1977 Second Series, or for Bonds of the 1984 Series, or for Bonds of the 1986 Series, or for Bonds of the 4 7/8% Series due 1987, or for Bonds of the 1990 Series, or for Bonds of the 1991 Series, or for Bonds of the 4 5/8% Series due 1993, or for Bonds of the 4 3/4% Series due 1993, or for Bonds of the 1994 Series, or for Bonds of the 1995 Series, or for Bonds of the 1996 Series, or for Bonds of the 1997 Series, or for Bonds of the 2000 Series, or for Bonds of the 2001 Series, or for Bonds of the 2002 Series, or for Bonds of the 2003 Series, or for Bonds of the 2003 Second Series if not theretofore canceled shall be canceled and, except as otherwise provided in the supplemental indenture creating such series of Bonds, or in another supplemental indenture amending such supplemental indenture, so long as any Bonds of such series are outstanding shall not (but without limiting the use of the principal amount thereof in calculating any minimum provision for depreciation pursuant to the provisions of Subsection G of
                  Section 1.10 of the Original Indenture as the same may be amended in accordance with the provisions of any supplemental indenture) be made the basis of the authentication and delivery of Bonds or of any further action or credit under the Original Indenture or any supplemental indenture.

         "To the extent that

                  (a) in any given year the principal amount of Bonds made the basis of a credit upon any sinking fund payment, and/or redeemed (whether on a sinking fund payment date or in anticipation of a sinking fund payment) by operation of the sinking fund, for Bonds of the 1975 Series, or for Bonds of the 1977 Series, or for Bonds of the 1977 Second Series, or for Bonds of the 1984 Series, or for Bonds of the 1986 Series, or for Bonds of the 4 7/8% Series due 1987, or for Bonds of the 1990 Series, or for Bonds of the 1991 Series, or for Bonds of the 4 5/8% Series due 1993, or for Bonds of the 4 3/4% Series due 1993, or for Bonds of the 1994 Series, or for Bonds of the 1995 Series or for Bonds of the 1996 Series,

         does not exceed

                  (b) an amount equal to 1% of the greatest aggregate principal amount of Bonds of such Series theretofore at any one time outstanding, after deducting from said aggregate principal amount the sum of the following amounts, in the event that such sum would equal $500,000 or more, namely, (1) the aggregate principal amount of Bonds of such Series theretofore redeemed by the application of the proceeds of property released from the lien of the Original Indenture or taken or purchased pursuant to the provisions of Article Six of the Original Indenture, and (2) the aggregate principal amount of Bonds of such Series theretofore redeemed and retired and made the basis for the withdrawal of such proceeds pursuant to Section 7.03 of the Original Indenture or certified pursuant to Section 6.06 of the Original Indenture in lieu of the deposit of cash upon the release or taking of property; and

         to the extent that

                  (c) in any given year the principal amount of Bonds made the basis of a credit upon any sinking fund payment, and/or redeemed (whether on a sinking fund payment date or in anticipation of a sinking fund payment) by operation of the sinking fund, for Bonds of the 1997 Series, or for Bonds of the 2000 Series, or for Bonds of the 2001 Series, or for Bonds of the 2002 Series, or for Bonds of the 2003 Series, or for Bonds of the 2003 Second Series,
         does not exceed

                  (d) an amount equal to (1) 1% of the greatest aggregate principal amount of Bonds of such Series theretofore at any one time outstanding, after making the deductions from said aggregate principal amount referred to in clause (b) of this paragraph, minus
                           (2) 60% of the amount of available additions made the basis of a credit against such sinking fund payment,

         the principal amount of Bonds so made the basis of a credit upon a sinking fund payment and/or so redeemed by operation of the sinking fund for Bonds of such Series shall not (but without limiting the use of the principal amount thereof in calculating any minimum provision for depreciation pursuant to the provisions of Subsection G of Section
         1.10 of the Original Indenture as the same may be amended in accordance with the provisions of any supplemental indenture) be made the basis of the authentication and delivery of Bonds or of any other further action or credit under the Original Indenture or any supplemental indenture; and

         to the extent that

                  (e) in any given year the amount of available additions made the basis of a credit against any sinking fund payment for Bonds of the 1997 Series, or for Bonds of the 2000 Series, or for Bonds of the 2001 Series, or for Bonds of the 2002 Series, or for Bonds of the 2003 Series, or for Bonds of the 2003 Second Series,

         does not exceed

                  (f) an amount equal to one and sixty-six and two-thirds one hundredths per cent (1.66 2/3%) of the greatest aggregate principal amount of Bonds of such Series theretofore at any one time outstanding, after making the deductions from said aggregate principal amount referred to in clause (b) of this paragraph, the amount of available additions so made the basis of a credit against a sinking fund payment shall (but without limiting the use of the amount thereof in calculating any minimum provision for depreciation pursuant to the provisions of Subsection G of Section 1.10 of the Original Indenture as the same may be amended in accordance with the provisions of any supplemental indenture) be deemed to have been 'included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit' and to have been 'made the basis for action or credit hereunder' as such term is defined in Subsection H of
         Section 1.10 of the Original Indenture.

                  "From and after the time when all Bonds of any of the Series referred to in (a) of the paragraph immediately preceding shall cease to be outstanding, a principal amount of Bonds equal to the excess of

                  (i) the aggregate principal amount of Bonds made the basis of a credit upon all sinking fund payments and/or redeemed by operation of the sinking fund for Bonds of such Series as set forth in said (a) in all years, over

                  (ii) the aggregate amounts set forth in (b) of the paragraph immediately preceding with reference to Bonds of such Series for all years,

         shall become 'available Bond retirements' as such term is defined in
         Section 1.10.J. of the Original Indenture and may thereafter be included in Item 4 of any 'certificate of available Bond retirements' thereafter delivered to and/or filed with the Trustee pursuant to
         Section 3.02 of the Original Indenture; and from and after the time when all Bonds of any of the Series referred to in (c) of the paragraph immediately preceding shall cease to be outstanding, a principal amount of Bonds equal to the excess of

                  (iii) the aggregate principal amount of Bonds made the basis of a credit upon all sinking fund payments and/or redeemed by operation of the sinking fund for Bonds of such Series as set forth in said (c) in all years, over

                  (iv) the aggregate amounts set forth in (d) of the paragraph immediately preceding with reference to Bonds of such Series for all years,

         shall become 'available Bond retirements' as such term is defined in
         Section 1.10.J. of the Original Indenture and may thereafter be included in Item 4 of any 'certificate of available Bond retirements' thereafter delivered to and/or filed with the Trustee pursuant to
         Section 3.02 of the Original Indenture, and an amount of available additions equal to the excess of

                  (v) the amount of available additions made the basis of a credit against all sinking fund payments for Bonds of such Series as set forth in (e) of the paragraph immediately preceding in all years, over

                  (vi) the aggregate amounts set forth in (f) of the paragraph immediately preceding with reference to Bonds of such Series for all years,

         shall become 'available additions' as such term is defined in Section 1.10.I. of the Original Indenture and may thereafter be included in
         Item 5 of any 'certificate of available additions' thereafter filed with the Trustee pursuant to Section 3.01 of the Original Indenture";

                  (3) subsection H of Section 1.10 of the Original Indenture be amended by inserting before the semicolon preceding clause (ii) thereof, and as a part of clause (1) thereof, the words "if, to the extent that, and so long as, the provisions of this Indenture or any supplemental indentures creating or providing for any such fund or any supplemental indentures amending the provisions creating or providing for any such fund shall preclude the use of property additions so included in an officers' certificate as the basis for further action or credit hereunder"; Subsection I of Section 1.10 of the Original Indenture be amended by changing the reference therein from "Item 5" to "Item 7"; and Subsection J of Section 1.10 of the Original Indenture be amended by changing the reference therein from "Item 4" to "Item 5";

                  (4) paragraph (3) of Section 3.01(A) of the Original Indenture be amended by changing the period at the end thereof to a comma and adding the following words thereto: "except to the extent otherwise provided in this Indenture or in any supplemental indenture";

                  (5) the Certificate of Available Additions set forth in
         Section 3.03.A. of the Original Indenture be amended by

                           (i) adding new paragraphs (5) and (6) thereto immediately preceding existing paragraph (5) thereof, as follows:

                                    "(5)    The aggregate amount, if any, of
                                            available additions included in Item
                                            4 above which were so included
                                            because the same were made the basis
                                            of a credit upon any sinking fund
                                            payment for Bonds of any series and
                                            which have subsequently again become
                                            'available additions' as a result of
                                            the fact that all Bonds of such
                                            series ceased to be outstanding, is
                                            $_______________

                                    "(6)    The aggregate amount of available
                                            additions heretofore made the basis
                                            for action or credit under said
                                            Indenture of Mortgage and which have
                                            not subsequently again become
                                            'available additions' as set forth
                                            in Item 5 above, namely Item 4 above
                                            minus Item 5 above is $____________

                           (ii) renumbering existing paragraph (5) as paragraph (7) and changing the references in renumbered paragraph (7) from "Item 3 above minus Item 4 above" to "Item 3 above minus
                                    Item 6 above",

                           (iii) renumbering existing paragraphs (6) and (7) as paragraphs (8) and (9) and changing the references in renumbered paragraph (9) from "Item 5 above minus Item 6 above" to "Item 7 above minus Item 8 above", and

                           (iv) deleting "Item 7 above" in the second line of the paragraph immediately succeeding renumbered paragraph (9) and substituting "Item 9 above" therefor; and

                  (6) the Certificate of Available Bond Retirements set forth in
         Section 3.03.B. of the Original Indenture be amended by

                           (i)      adding a new paragraph (4) thereto
                                    immediately preceding the existing paragraph
                                    (4) thereof, as follows:

                                    "(4)    The aggregate amount, if any, of
                                            Bonds previously made the basis of a
                                            credit upon any sinking fund payment
                                            for Bonds of any series, and/or
                                            redeemed (whether on a sinking fund
                                            payment date or in anticipation of
                                            sinking fund payment) by operation
                                            of the sinking fund for Bonds of
                                            such series, which have subsequently
                                            become 'available Bond retirements'
                                            as a result of the fact that all
                                            Bonds of such series ceased to be
                                            outstanding is $_________"

                           (ii) renumbering the existing paragraph (4) as paragraph (5) and revising the same to read as follows: "The amount of presently available Bond retirements, namely the sum of Items (1), (2), (3) and (4) above, is $___________"

                           (iii)    renumbering the existing paragraphs (5) and
                                    (6) as (6) and (7), respectively, and
                                    changing the reference in renumbered
                                    paragraph (7) from "Item 4 minus Item 5" to
                                    "Item 5 minus Item 6".

         IV. The amendments of Subsections A, G, H, I and/or J of Section 1.10 of the Original Indenture, of Sections 3.01, 3.03 and/or 4.03 of the Original Indenture and/or of Section 1.03 of the First, Third, Fifth, Sixth, Seventh and Ninth through Twenty-fourth Supplemental Indentures set forth above shall, subject to the Company and the Trustee, in accordance with the provisions of
Section 17.02 of the Original Indenture, entering into an indenture or indentures supplemental to the Original Indenture for the purpose of so amending said Subsections A, G, H, I and/or J, Sections 3.01, 3.03 and/or 4.03 and/or
Section 1.03, become effective at such time as the holders of not less than 75% in principal amount of Bonds then outstanding or their attorneys-in-fact duly authorized, including the holders of not less than 60% in principal amount of the Bonds then outstanding of each series the rights of the holders of which are affected by such amendment, shall have consented to such amendment. No further vote or consent of the holders of Bonds of the Medium Term Note Series ____ shall be required to permit such amendments to become effective and in determining whether the holders of not less than 75% in principal amount of Bonds outstanding at the time such amendments become effective have consented thereto, the holders of all Bonds of the Medium Term Note Series ___ then outstanding shall be deemed to have so consented.

         SECTION 1.08. This Article shall be of force and effect only so long as any Bonds of the Medium Term Note Series__ are outstanding.

                                  ARTICLE TWO.

                                    TRUSTEE.

         SECTION 2.01. The Trustee hereby accepts the trust hereby created. The Trustee undertakes, prior to the occurrence of an event of default and after the curing of all events of default which may have occurred, to perform such duties and only such duties as are specifically set forth in the Original Indenture as heretofore and hereby supplemented and modified, on and subject to the terms and conditions set forth in the Original Indenture as so supplemented and modified, and in case of the occurrence of an event of default (which has not been cured) to exercise such of the rights and powers vested in it by the Original Indenture as so supplemented and modified, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Bonds issued hereunder or the due execution thereof by the Company. The Trustee shall be under no obligation or duty with respect to the filing, registration, or recording of this Supplemental Indenture or the re-filing, re-registration, or re-recording thereof. The recitals of fact contained herein or in the Bonds (other than the Trustee's authentication certificate) shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof.

                                 ARTICLE THREE.

                            MISCELLANEOUS PROVISIONS.

         SECTION 3.01. Although this Supplemental Indenture, for convenience and for the purpose of reference, is dated_____, the actual date of execution by the Company and by the Trustee is as indicated by their respective acknowledgments hereto annexed.

         SECTION 3.02. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as heretofore supplemented and modified, and as supplemented and modified hereby, the Original Indenture as heretofore supplemented and modified is in all respects ratified and confirmed, and the Original Indenture as heretofore and hereby supplemented and modified shall be read, taken and construed as one and the same instrument. All terms used in this Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture except in cases where the context clearly indicates otherwise.

         SECTION 3.03. In case any one or more of the provisions contained in this Supplemental Indenture or in the Bonds or coupons shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

         SECTION 3.04. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, Portland General Electric Company has caused this Supplemental Indenture to be signed in its corporate name by its President or one of its Senior Vice Presidents or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and in token of its acceptance of the trusts created hereunder, HSBC Bank USA (formerly Marine Midland Bank) (formerly The Marine Midland Trust Company of New York) has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents or one of its Assistant Vice Presidents or one of its Corporate Trust Officers and its corporate seal to be hereunto affixed and attested bone of its Corporate Trust Officers, all as of the day and year first above written.


                                        PORTLAND GENERAL ELECTRIC COMPANY


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

Attest:


----------------------------
Title:
      ----------------------
                                                                          (Seal)

                                        HSBC BANK USA


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

Attest:


----------------------------
Title:
      ----------------------
                                                                          (Seal)

State of Oregon

County of Multnomah} ss.:

         The foregoing instrument was acknowledged before me on this __ day of __________ by ___________, a __________ of PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation, on behalf of said corporation.


                                              ----------------------------------
                                              Notary Public for Oregon
                                              My Commission Expires
                                                                   -------------

[NOTARIAL SEAL]

State of New York

County of ___________} ss.:

         The foregoing instrument was acknowledged before me on this __ day of ___________ by ___________, a(an)___________ of HSBC BANK USA, a New York
banking corporation and trust company, on behalf of said corporation.


                                              ----------------------------------
                                              Notary Public, State of New York
                                                     No.
                                                        ---------------
                                              Commission Expires
                                                                ------------

[NOTARIAL SEAL]

State of Oregon

County of Multnomah} ss.:

         _________________ and _______________, a ______________ and __________,
respectively, of PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation, the mortgagor in the foregoing mortgage named, being first duly sworn, on oath depose and say that they are the officers above named of said corporation and that this affidavit is made for and on its behalf by authority of its Board of Directors and that the aforesaid mortgage is made by said mortgagor in good faith, and without any design to hinder, delay or defraud creditors.

         Subscribed and sworn to before me this __ day of _____.


                                              ----------------------------------
                                              Notary Public for Oregon
                                              My Commission Expires
                                                                    ------------

[NOTARIAL SEAL]

1. Bracketed material is to be inserted only if Bonds are to be issued as a global security held by a depository.

2. Bracketed material is to be inserted only if Bonds are to be issued as a global security held by a depository.

3. Bracketed material may be added, deleted, or changed to reflect whether the Bonds of the series to which this Supplemental Indenture relates are to bear interest at a rate which may change during the life of such Bonds or at a rate which is to be fixed during the life of such Bonds.

4. If any bond to which this Supplemental Indenture relates includes a sinking fund, the provision thereof will be set forth in such bond.